UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Shareholders on May 22, 2013 (the “Annual Meeting”).  At the meeting, our shareholders elected all seven persons nominated by our Board of Directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified.  In addition, our shareholders approved, by a non-binding advisory vote, the executive officer compensation as disclosed in the Proxy Statement and ratified the appointment of McGladrey LLP as our independent public accountant for the fiscal year ending December 31, 2013.  Set forth below are the final voting results for each of the proposals.

Proposal 1.  Election of Directors.

Name	For	Withheld	Broker Non-Votes
Brent G. Blackey	13,424,886	211,614	2,661,854
Paul F. Lidsky	13,381,489	255,011	2,661,854
Margaret A. Loftus	13,064,845	571,655	2,661,854
Greg R. Meland	10,775,941	2,860,559	2,661,854
J. Patrick O’Halloran	13,424,886	211,614	2,661,854
James E. Ousley	13,419,443	217,057	2,661,854
Robert M. Price	12,533,982	1,102,518	2,661,854

Proposal 2.  Advisory vote to approve the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
13,342,695	250,335	43,470	2,661,854

Proposal 3.  Proposal to ratify the appointment of McGladrey LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
16,025,125	269,003	4,226	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 23, 2013

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer